CONSULTING AGREEMENT



     AGREEMENT, dated July 25, 1997, by and between SOFTWARE PUBLISHING CORPORATION, a Delaware corporation (the "Company") and Daniel J. Fraisl, an individual residing at 13500 Sarah View Drive, Saratoga, California 95070 (the "Consultant").

                              W I T N E S S E T H:

     WHEREAS, from March 1995 through the date hereof, the Consultant has served as an officer of the Company; and

     WHEREAS, the Company desires to retain the Consultant because of his extensive knowledge, experience and abilities with respect to the business being conducted by the Company, and the Company considers that the advice of the Consultant may be important to the continued success of the Company, and the Consultant is willing to accept a retainer with the Company as a consultant and to provide to the Company his services, upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Company and the Consultant hereby agree as follows:

Section 1.     Consulting Period.

     (a) The Company hereby engages the Consultant to furnish the advisory and consulting services specified herein, and the Consultant hereby accepts such engagement and agrees to provide such services, on the terms and conditions herein set forth, for a two (2) year period commencing on the date hereof (the "Closing Date") and ending on the second anniversary of the date hereof (the "Consulting Period"). During the Consulting Period, Consultant agrees to devote all his efforts to the affairs of the Company at all times when he is located at the Company's offices or conducting business on the Company's behalf.

     (b) The Consulting Period may be terminated by the Company:

       (i)  Upon the date of death of the Consultant;

       (ii) 60 days following written notice by the Company to the Consultant of the Company's termination of the Consulting Period.

     (c) In the event the Company terminates the services of the Consultant pursuant to Section 1(b) hereof, the Company shall pay to the Consultant an amount equal to $80,000 if no amount is paid pursuant to Section 3(a)(i) hereof. If a payment is made pursuant to Section 3(a)(i) hereof, no further compensation will be payable hereunder.

Section 2.     Consulting Services.

     (a) During the Consulting Period, the Consultant shall furnish the Company with advisory and consulting services to be determined by the Company relating to the establishment of strategic development and licensing relationships ("Relationships") between the Company and other computer software companies, primarily with regard to the Company's Intelligent Formatting technology. For the purpose of this Agreement, the term "Company" shall include also Software Publishing Corporation Holdings, Inc., a Delaware corporation ("SPCH") and any corporation which is a subsidiary or affiliate thereof, and any corporation which is a successor in interest to the Company or SPCH, whether by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Company's or SPCH's assets or otherwise.

     (b) During the Consulting Period, the Consultant shall be available to furnish advisory and consulting services hereunder at the request of the Company. During the Consulting Period, the Consultant shall provide to the Company regular reports regarding the status, progress and proposed terms of any Relationship, at intervals determined by the Company.

Section 3.     Compensation and Expenses.

     (a) As compensation for the Consultant's services set forth in Section 2 above, the Company shall pay to the Consultant (i) $40,000, payable upon the establishment of the first Relationship which yields actual revenues received by the Company in excess of $40,000 as a direct result of the Consultant's involvement; (ii) $40,000, payable upon the establishment of the second Relationship which yields actual revenues received by the Company in excess of $40,000 as a direct result of the Consultant's involvement; and (iii) for each subsequent Relationship which directly results from Consultant involvement, an amount equal to the following percentage of the total revenues actually received by the Company plus the mutually agreed upon value of the marketing benefit received by the Company pursuant to the Relationship developed hereto, payable upon closing:

       Amount of Revenue Generated         Percentage

                $0 - $100,000                  25%
          $100,000 - $500,000                  20%
        $500,000 - $1,000,000                  15%
              over $1,000,000                  10%

     (b ) The Company will reimburse the Consultant for all reasonable, actual out-of-pocket expenses incurred by the Consultant in the performance of duties hereunder at the request of the Company, to the extent such expenses have been approved in advance by the Company, either upon presentation of properly itemized charges, receipts and similar documentation or otherwise in accordance with policies or practices established from time to time by the Company.

Section 4.     Independent Contractor

     The Consultant shall be an independent contractor and shall not be considered an employee of the Company for any purpose whatsoever, including, but not limited to, medical, health or accident insurance or plans, retirement or pension plans or benefits; incentive, bonus or similar plans; sick, disability or vacation pay or allowances; withholding, social security or other employer contributions; and the use of credit cards. The Company will not be responsible for any income tax withholding with respect to any remuneration paid or payable to Consultant hereunder.

Section 5. Non-Competition, Confidentiality, Non-Interference and Proprietary Information.

     (a) Non-Competition. During the term of this Agreement (the "Restricted Period"), the Consultant shall not, without the written consent of the Company, directly or indirectly,

     (i) become  associated  with,  render  services to,  invest in,  represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business which is conducted in any of the jurisdictions in which the Company's business is conducted and which is competitive with the business conducted by the Company relating to the Company's Intelligent Formatting or similar technology which the Company is engaged or plans to be engaged at the time Consultant's retention by the Company ceased; provided, however, that nothing contained herein will prevent Consultant from owning less than five percent (5%) of any class of equity or debt securities listed on a national securities exchange or traded in any established over-the-counter securities market, so long as such involvement with the issuer of any such securities is solely that of a passive investor;

     (ii) for the Consultant's own account or for the account of any other person or entity interfere with the Company's relationship with any of its suppliers, customers, licensors, licensees, developers, representatives or agents; or

     (iii) solicit, entice or induce on behalf of the Consultant or any other person or entity, the services, retention or employment of any person who has been an employee, sales representative, consultant to or agent of the Company within six months of the date of such individual's departure from the Company.

     (b)  Confidentiality.  In the course of the  Consultant's  retention by the
Company, the Consultant will have access to and possession of valuable and important confidential or proprietary data or information of the Company and its operations. The Consultant will not during the Consultant's retention by the Company or at any time thereafter divulge or communicate to any person nor shall the Consultant direct any Company employee, representative or agent to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing the Consultant's duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as "confidential" or "secret." The Consultant shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of the confidential or proprietary data or information.

     (c) Confidential or Proprietary Data or Information. The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel information, financial information, customer lists, supplier lists, trade secrets, forms, information regarding operations, systems, trade programs, services, know how, computer and any other processed or collated data, computer programs, software applications, technology, pricing, marketing and advertising data.

     (d) Proprietary Information and Disclosure. The Consultant agrees that the Consultant will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, inventions, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by the Consultant during or in connection with the Consultant's retention hereunder and which relate to the business conducted by the Company relating to the Company's Intelligent Formatting or similar technology which the Company is engaged or plans to be engaged ("Intellectual Property"). The Consultant agrees that all such Intellectual Property shall be the sole property of the Company, and hereby assigns, conveys and transfers to the Company all of the Consultant's right, title and interest therein to the Company. The Consultant further agrees that the Consultant will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property.

     (f) Return of Property. All written materials, records and documents made by the Consultant or coming into the Consultant's possession during the Consultant's retention by the Company concerning any software, technology, products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of the Consultant's retention by the Company, or upon request of the Company during the Consultant's retention by the Company, the Consultant shall promptly deliver the same to the Company. In addition, upon termination of the Consultant's retention by the Company, the Consultant will deliver to the Company all other Company property in the Consultant's possession or under the Consultant's control, including, but not limited to, tangible property, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

     (g)  Survival.   The  provisions  of  this  Section  5  shall  survive  the termination of your retention hereunder.

Section 6.     Equitable Relief.

     With respect to the covenants contained in Section 5 of this Agreement, the Consultant agrees that any remedy at law for any breach or threatened or attempted breach of such covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security.

Section 7.     Assignment.

     This Consulting Agreement shall not be assigned by either party hereto except that the Company may assign its rights hereunder to any parent, subsidiary or affiliate or to any successor in interest of the Company whether by merger, consolidation, purchase or acquisition of substantially all of the Company's assets or otherwise.

Section 8.     Notices.

     All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if mailed, by prepaid, first-class, registered or certified mail, return receipt requested, delivered by a nationally recognized overnight courier service or sent by facsimile transmission electronically confirmed during normal business hours, and addressed as follows:

     (a)  If to the Company, to:   Software Publishing Corporation Holdings,
                                         Inc.
                                   111 North Market Street
                                   San Jose, California  95113
                                   Attention: President
                                   Fax No: (408) 537-3508

          with copy to:            Moritt, Hock & Hamroff, LLP
                                   400 Garden City Plaza
                                   Garden City, New York  11530
                                   Attention: Neil M. Kaufman
                                   Fax No.: (516) 873-2010

     (b)  If to the Consultant, to:Daniel J. Fraisl
                                   13500 Sarah View Drive
                                   Saratoga, California 95070
                                   Fax No.:

          with a copy to:          Thomas N. Makris, Esq.
                                   Rosenblum Parish & Isaacs
                                   555 Montgomery Street
                                   San Francisco, California  94111
                                   Fax No.: (415) 397-5383

Section 9.     Miscellaneous.

     This Agreement represents the entire understanding of the parties hereto relating to the retention of the Consultant as a consultant to the Company, and the terms and provisions of this Agreement may not be modified or amended, except in writing. Any failure or delay on the part of either party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning thereof. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without regard to its conflicts of laws or rules.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting Agreement on the day and year first above written.


                    SOFTWARE PUBLISHING CORPORATION



                    By:  /s/ Barry A. Cinnamon
                         Barry A. Cinnamon
                         President


                         /s/ Daniel J. Fraisl
                         Daniel J. Fraisl